Exhibit 99.1

Ventas Reports 2017 Second Quarter Results

  Company Delivers Excellent Earnings Growth and Enhanced Financial Strength
  All Segments Contribute to Same-Store Portfolio Growth in the Quarter
  Reaffirms Previously Announced 2017 Guidance

CHICAGO--(BUSINESS WIRE)--July 28, 2017--Ventas, Inc. (NYSE: VTR) today announced its results for the second quarter ended June 30, 2017:

  Income from continuing operations per diluted common share for the second quarter 2017 grew five percent to $0.42 compared to the same period in 2016. The increase from the second quarter 2016 was principally due to improved property performance and accretive investments, partially offset by lower non-cash income tax benefits in the current period.
  Normalized Funds From Operations (“FFO”) per diluted common share for the second quarter 2017 grew two percent to $1.06 compared to the same period in 2016. The increase from the second quarter 2016 was principally due to improved property performance and accretive investments.
  Reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), totaled $1.04. Second quarter 2017 NAREIT FFO per diluted common share resulted from the same items as described for income from continuing operations per diluted common share, excluding the per share impact of depreciation and amortization.

Strong Quarter and Continued Execution of Strategic Priorities

“We continued our strong performance in the second quarter, as we grew earnings, executed on our strategic priorities and reaffirmed our outlook for the full year,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “Our properties performed well and we generated increased cash flow. We are actively expanding our university-based life science business, sponsoring attractive development and redevelopment projects and growing with our customers. Our best-in-class diversified portfolio, leading platforms and cohesive team position us well to deliver continued excellence.”

Portfolio Performance

  The Company’s second quarter 2017 same-store total portfolio (1,114 assets) cash NOI grew 1.5 percent compared to the same period in 2016. Same-store cash NOI growth by segment follows:
    The triple net leased portfolio increased 2.0 percent, driven by in-place lease escalations. NOI results in the same period of 2016 benefited from the receipt of an approximately $3 million cash fee. Excluding the fee, triple net same-store cash NOI grew 3.5 percent in the current quarter;
    The seniors housing operating portfolio (“SHOP”) grew 0.4 percent, supported by continued growth in high-barrier markets largely offset by the impact of new deliveries in select markets; and
    The medical office building (“MOB”) portfolio rose 2.2 percent, driven by gains in occupancy and rate growth.

Second Quarter 2017 and Recent Highlights

  Ventas funded investments of approximately $110 million, including: $53 million of acquisitions with existing partners in its seniors housing portfolio; and $57 million of funding for the Company’s share of development and redevelopment projects during the quarter for projects currently underway.
  To fund investments, Ventas issued and sold a total of 1.1 million shares of common stock for net proceeds of $74 million under its “at the market” equity offering program. In addition, the Company sold properties and received final repayments on loans receivable for proceeds of $45 million.
  Ventas committed to new development and redevelopment projects with total costs of $188 million including seniors housing projects in top Metropolitan Statistical Areas with Atria Senior Living and Sunrise Senior Living. Certain of these investments will be partially financed with third party debt and/or included in an unconsolidated joint venture the Company has with a state retirement fund.
  Ventas extended its debt maturities by issuing Cdn$275 million of 2.55 percent senior notes due 2023 in a private offering.
  The Company’s credit profile and financial health were robust in the second quarter, including:
    5 percent growth in net cash provided by operating activities in the second quarter 2017 compared to the second quarter 2016;
    Net Debt to Adjusted Pro Forma EBITDA ratio of 5.8x at quarter end, a sequential improvement of 0.1x; and
    4.6x fixed charge coverage at quarter end.
  Ventas paid its shareholders a quarterly dividend of $0.775 per share, a six percent year-over-year increase.
  Currently, the Company has excellent liquidity with $2.6 billion of available borrowing capacity and $95 million of cash on hand.

Other Updates

  The Company continues to expect that it will sell 36 skilled nursing facilities (“SNFs”) that are currently operated by Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) to facilitate Kindred’s previously announced exit from its SNF business (the “SNF Sale”). Expected gross proceeds to Ventas are $700 million, representing a seven percent yield on current cash rent of $50 million and an eight percent GAAP yield. Pro forma for the transaction, Ventas’s percentage of NOI received from SNFs will be only one percent of its aggregate NOI. Ventas expects to use proceeds from the sale to repay debt, further strengthening Ventas’s excellent financial condition and liquidity.
  Debra A. Cafaro, the Company’s Chairman and Chief Executive Officer, was named Chair Elect of the Real Estate Roundtable, an organization comprised of the nation’s leaders in the real estate industry that addresses key national policy issues relating to real estate and the overall economy. Her term commences on July 1, 2018. Ms. Cafaro was also named by Modern Healthcare magazine as one of the “Top 25 Women in Healthcare,” the third time she has received this recognition for her thought leadership in the industry.
  Ventas was identified as a “Winning Company” in the 2020 Women on Boards Gender Diversity Index, which recognizes Fortune 1000 Companies that have 20 percent or greater women serving on their boards of directors. The Ventas Board composition is currently 30 percent female.

Reaffirmed 2017 Guidance

Ventas continues to project 2017 income from continuing operations per diluted common share to range between $1.72 and $1.78. Consistent with previously disclosed guidance, the Company expects normalized FFO per diluted common share to range between $4.12 and $4.18. NAREIT FFO per diluted common share is expected to range between $4.10 and $4.19, also consistent with previously disclosed guidance.

The SNF Sale is expected to occur in phases, beginning in the third quarter 2017 and completed by year end 2017. The timing and volume of closings will have a significant impact on second half results because larger, earlier dispositions coupled with the anticipated repayment of LIBOR-based debt will reduce the above FFO-based metrics by approximately $0.01 per share per month. Upon completion of the SNF Sale, Ventas is expected to record a gain exceeding $600 million, which will increase the Company’s net income per diluted common share.

The Company continues to expect full year 2017 same-store cash NOI growth to range from 1.5 to 2.5 percent. Segment level same-store cash NOI growth rates also remain consistent with previous guidance.

No further undisclosed material acquisitions or dispositions, loan repayments or capital activity are included in guidance. The Company continues to expect to invest in future growth by funding approximately $350 million in development and redevelopment projects for the full year 2017, including attractive new ground-up medical office and life science developments.

The 2017 outlook assumes approximately 359 million weighted average fully-diluted shares, with no further equity issuance contemplated in 2017. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Second Quarter 2017 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 51398122, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, inpatient rehabilitation and long-term acute care facilities, health systems and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2016 and for the year ending December 31, 2017; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

Assets
Real estate investments:
Land and improvements	$2,117,692	$2,123,266	$2,089,591	$2,089,329	$2,041,880
Buildings and improvements	21,827,419	21,869,961	21,516,396	21,551,049	20,272,554
Construction in progress	281,093	213,281	210,599	192,848	127,647
Acquired lease intangibles	1,534,173	1,532,365	1,510,629	1,522,708	1,332,173
	25,760,377	25,738,873	25,327,215	25,355,934	23,774,254
Accumulated depreciation and amortization	(5,220,611)	(5,123,144)	(4,932,461)	(4,754,532)	(4,560,504)
Net real estate property	20,539,766	20,615,729	20,394,754	20,601,402	19,213,750
Secured loans receivable and investments, net	1,395,404	1,398,417	702,021	821,663	1,003,561
Investments in unconsolidated real estate entities	119,794	108,976	95,921	97,814	96,952
Net real estate investments	22,054,964	22,123,122	21,192,696	21,520,879	20,314,263
Cash and cash equivalents	103,353	91,284	286,707	89,279	57,322
Escrow deposits and restricted cash	68,343	92,175	80,647	89,521	65,626
Goodwill	1,034,054	1,033,484	1,033,225	1,043,075	1,043,479
Assets held for sale	89,569	61,983	54,961	195,252	195,271
Other assets	505,475	517,283	518,364	488,258	417,511
Total assets	$23,855,758	$23,919,331	$23,166,600	$23,426,264	$22,093,472

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,907,997	$11,943,733	$11,127,326	$11,252,327	$10,901,131
Accrued interest	87,248	78,219	83,762	70,790	80,157
Accounts payable and other liabilities	929,573	946,674	907,928	930,103	735,287
Liabilities related to assets held for sale	9,812	1,389	1,462	77,608	88,967
Deferred income taxes	296,822	294,057	316,641	315,713	320,468
Total liabilities	13,231,452	13,264,072	12,437,119	12,646,541	12,126,010

Redeemable OP unitholder and noncontrolling interests	182,154	171,384	200,728	209,278	217,686

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 356,134; 354,863; 354,125; 353,793 and 341,055 shares issued at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively	89,016	88,698	88,514	88,431	85,246
Capital in excess of par value	13,019,023	12,944,501	12,917,002	12,870,566	11,961,951
Accumulated other comprehensive loss	(45,035)	(53,657)	(57,534)	(49,614)	(44,195)
Retained earnings (deficit)	(2,688,946)	(2,564,936)	(2,487,695)	(2,420,766)	(2,313,287)
Treasury stock, 0; 0; 1; 1 and 0 shares at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively	—	—	(47)	(78)	—
Total Ventas stockholders' equity	10,374,058	10,414,606	10,460,240	10,488,539	9,689,715
Noncontrolling interests	68,094	69,269	68,513	81,906	60,061
Total equity	10,442,152	10,483,875	10,528,753	10,570,445	9,749,776
Total liabilities and equity	$23,855,758	$23,919,331	$23,166,600	$23,426,264	$22,093,472

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues
Rental income:
Triple-net leased	$213,258	$210,119	$422,585	$424,606
Office	186,240	144,087	372,135	288,223
	399,498	354,206	794,720	712,829
Resident fees and services	460,243	464,437	924,431	928,413
Office building and other services revenue	3,179	5,504	6,585	12,689
Income from loans and investments	32,368	24,146	52,514	46,532
Interest and other income	202	111	683	230
Total revenues	895,490	848,404	1,778,933	1,700,693
Expenses
Interest	113,572	103,665	222,376	206,938
Depreciation and amortization	224,108	221,961	441,891	458,348
Property-level operating expenses:
Senior living	308,625	307,989	620,698	620,530
Office	57,205	43,966	114,119	87,647
	365,830	351,955	734,817	708,177
Office building services costs	552	1,852	1,290	5,303
General, administrative and professional fees	33,282	32,094	67,243	63,820
Loss on extinguishment of debt, net	36	2,468	345	2,782
Merger-related expenses and deal costs	6,043	7,224	8,099	8,856
Other	1,848	2,303	3,036	6,471
Total expenses	745,271	723,522	1,479,097	1,460,695
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	150,219	124,882	299,836	239,998
(Loss) income from unconsolidated entities	(106)	1,418	3,044	1,220
Income tax benefit	2,159	11,549	5,304	19,970
Income from continuing operations	152,272	137,849	308,184	261,188
Discontinued operations	(23)	(148)	(76)	(637)
Gain on real estate dispositions	719	5,739	44,008	31,923
Net income	152,968	143,440	352,116	292,474
Net income attributable to noncontrolling interests	1,137	278	2,158	332
Net income attributable to common stockholders	$151,831	$143,162	$349,958	$292,142
Earnings per common share
Basic:
Income from continuing operations	$0.43	$0.41	$0.87	$0.77
Net income attributable to common stockholders	0.43	0.42	0.99	0.87
Diluted:
Income from continuing operations	$0.42	$0.40	$0.86	$0.77
Net income attributable to common stockholders	0.42	0.42	0.98	0.86

Weighted average shares used in computing earnings per common share
Basic	355,024	338,901	354,719	337,230
Diluted	358,311	342,571	357,919	340,851

Dividends declared per common share	$0.775	$0.73	$1.55	$1.46

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Revenues
Rental income:
Triple-net leased	$213,258	$209,327	$210,804	$210,424	$210,119
Office	186,240	185,895	183,846	158,273	144,087
	399,498	395,222	394,650	368,697	354,206
Resident fees and services	460,243	464,188	456,919	461,974	464,437
Office building and other services revenue	3,179	3,406	4,064	4,317	5,504
Income from loans and investments	32,368	20,146	19,996	31,566	24,146
Interest and other income	202	481	84	562	111
Total revenues	895,490	883,443	875,713	867,116	848,404

Expenses
Interest	113,572	108,804	107,739	105,063	103,665
Depreciation and amortization	224,108	217,783	232,189	208,387	221,961
Property-level operating expenses:
Senior living	308,625	312,073	310,303	312,145	307,989
Office	57,205	56,914	55,165	48,972	43,966
	365,830	368,987	365,468	361,117	351,955
Office building services costs	552	738	1,034	974	1,852
General, administrative and professional fees	33,282	33,961	31,488	31,567	32,094
Loss (gain) on extinguishment of debt, net	36	309	(386)	383	2,468
Merger-related expenses and deal costs	6,043	2,056	(438)	16,217	7,224
Other	1,848	1,188	1,087	2,430	2,303
Total expenses	745,271	733,826	738,181	726,138	723,522

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	150,219	149,617	137,532	140,978	124,882
(Loss) income from unconsolidated entities	(106)	3,150	2,207	931	1,418
Income tax benefit	2,159	3,145	2,836	8,537	11,549
Income from continuing operations	152,272	155,912	142,575	150,446	137,849
Discontinued operations	(23)	(53)	(167)	(118)	(148)
Gain (loss) on real estate dispositions	719	43,289	66,424	(144)	5,739
Net income	152,968	199,148	208,832	150,184	143,440
Net income attributable to noncontrolling interests	1,137	1,021	1,195	732	278
Net income attributable to common stockholders	$151,831	$198,127	$207,637	$149,452	$143,162

Earnings per common share
Basic:
Income from continuing operations	$0.43	$0.44	$0.40	$0.43	$0.41
Net income attributable to common stockholders	0.43	0.56	0.59	0.43	0.42
Diluted:
Income from continuing operations	$0.42	$0.44	$0.40	$0.42	$0.40
Net income attributable to common stockholders	0.42	0.55	0.58	0.42	0.42

Weighted average shares used in computing earnings per common share
Basic	355,024	354,410	353,911	350,274	338,901
Diluted	358,311	357,572	357,435	354,186	342,571

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$352,116	$292,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	441,891	458,348
Amortization of deferred revenue and lease intangibles, net	(10,849)	(10,090)
Other non-cash amortization	6,584	4,687
Stock-based compensation	13,396	10,037
Straight-lining of rental income, net	(11,155)	(15,426)
Loss on extinguishment of debt, net	345	2,782
Gain on real estate dispositions	(44,008)	(31,923)
Gain on real estate loan investments	(4)	(33)
Income tax benefit	(7,104)	(21,443)
Income from unconsolidated entities	(17)	(1,220)
Gain on re-measurement of equity interest upon acquisition, net	(3,027)	—
Distributions from unconsolidated entities	3,134	3,873
Other	1,348	724
Changes in operating assets and liabilities:
Decrease in other assets	29,934	10,609
Increase (decrease) in accrued interest	4,550	(769)
Decrease in accounts payable and other liabilities	(39,878)	(41,894)
Net cash provided by operating activities	737,256	660,736
Cash flows from investing activities:
Net investment in real estate property	(239,498)	(34,453)
Investment in loans receivable and other	(718,233)	(152,450)
Proceeds from real estate disposals	19,570	63,561
Proceeds from loans receivable	25,067	7,644
Development project expenditures	(143,269)	(69,679)
Capital expenditures	(55,952)	(46,925)
Investment in unconsolidated entities	(39,048)	(4,265)
Net cash used in investing activities	(1,151,363)	(236,567)
Cash flows from financing activities:
Net change in borrowings under credit facility	364,456	24,304
Proceeds from debt	1,028,509	416,217
Repayment of debt	(656,536)	(740,337)
Purchase of noncontrolling interests	(15,809)	(1,604)
Payment of deferred financing costs	(19,687)	(3,844)
Issuance of common stock, net	73,596	377,739
Cash distribution to common stockholders	(550,965)	(493,471)
Cash distribution to redeemable OP unitholders	(3,720)	(4,437)
Contributions from noncontrolling interests	2,227	5,680
Distributions to noncontrolling interests	(4,156)	(3,582)
Other	9,702	3,622
Net cash provided by (used in) financing activities	227,617	(419,713)
Net (decrease) increase in cash and cash equivalents	(186,490)	4,456
Effect of foreign currency translation on cash and cash equivalents	3,136	(157)
Cash and cash equivalents at beginning of period	286,707	53,023
Cash and cash equivalents at end of period	$103,353	$57,322

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$205,266	$8,665
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(84,995)	(6,954)
Other assets acquired	(4,096)	861
Debt assumed	64,629	—
Other liabilities	65,754	2,638
Deferred income tax liability	(16,180)	(66)
Noncontrolling interests	1,972	—
Equity issued for redemption of OP and Class C units	22,359	20,770

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Cash flows from operating activities:
Net income	$152,968	$199,148	$208,832	$150,184	$143,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	224,108	217,783	232,189	208,387	221,961
Amortization of deferred revenue and lease intangibles, net	(5,834)	(5,015)	(5,029)	(5,217)	(5,053)
Other non-cash amortization	4,124	2,460	3,183	2,487	2,241
Stock-based compensation	6,695	6,701	5,073	5,848	5,008
Straight-lining of rental income, net	(5,778)	(5,377)	(6,602)	(5,960)	(5,581)
Loss (gain) on extinguishment of debt, net	36	309	(386)	383	2,468
(Gain) loss on real estate dispositions	(719)	(43,289)	(66,424)	144	(5,739)
Gain on real estate loan investments	(4)	—	—	(2,238)	(33)
Income tax benefit	(2,959)	(4,145)	(3,395)	(9,389)	(12,287)
Loss (income) from unconsolidated entities	106	(123)	(2,207)	(931)	(1,418)
Gain on re-measurement of equity interest upon acquisition, net	—	(3,027)	—	—	—
Distributions from unconsolidated entities	754	2,380	2,024	1,701	1,884
Other	696	652	(772)	(1,799)	(375)
Changes in operating assets and liabilities:
Decrease (increase) in other assets	33,648	(3,714)	3,807	(8,856)	15,444
Increase (decrease) in accrued interest	9,291	(4,741)	12,657	(9,284)	13,542
(Decrease) increase in accounts payable and other liabilities	(15,607)	(24,271)	(16,755)	19,950	8,085
Net cash provided by operating activities	401,525	335,731	366,195	345,410	383,587
Cash flows from investing activities:
Net investment in real estate property	(40,655)	(198,843)	(7,520)	(1,387,139)	(20,833)
Investment in loans receivable and other	(16,875)	(701,358)	(3,686)	(2,499)	(6,236)
Proceeds from real estate disposals	19,570	—	237,000	—	9,350
Proceeds from loans receivable	21,704	3,363	126,019	186,419	6,019
Development project expenditures	(56,817)	(86,452)	(49,249)	(24,719)	(34,912)
Capital expenditures	(32,117)	(23,835)	(42,160)	(28,371)	(23,204)
Investment in unconsolidated entities	(12,108)	(26,940)	(261)	(1,910)	—
Net cash (used in) provided by investing activities	(117,298)	(1,034,065)	260,143	(1,258,219)	(69,816)
Cash flows from financing activities:
Net change in borrowings under credit facility	341,634	22,822	(82,365)	22,424	(113,136)
Proceeds from debt	231,295	797,214	16,601	460,400	416,072
Repayment of debt	(636,040)	(20,496)	(105,608)	(176,168)	(589,028)
Purchase of noncontrolling interests	—	(15,809)	(1,242)	—	(1,604)
Payment of deferred financing costs	(13,303)	(6,384)	(408)	(2,303)	(3,768)
Issuance of common stock, net	73,596	—	20,978	887,963	228,108
Cash distribution to common stockholders	(275,597)	(275,368)	(274,566)	(256,931)	(247,975)
Cash distribution to redeemable OP unitholders	(1,827)	(1,893)	(2,154)	(2,049)	(2,114)
Contributions from noncontrolling interests	125	2,102	1,400	246	5,680
Distributions to noncontrolling interests	(1,746)	(2,410)	(1,758)	(1,539)	(1,839)
Other	6,405	3,297	621	13,009	1,729
Net cash (used in) provided by financing activities	(275,458)	503,075	(428,501)	945,052	(307,875)
Net increase (decrease) in cash and cash equivalents	8,769	(195,259)	197,837	32,243	5,896
Effect of foreign currency translation on cash and cash equivalents	3,300	(164)	(409)	(286)	(275)
Cash and cash equivalents at beginning of period	91,284	286,707	89,279	57,322	51,701
Cash and cash equivalents at end of period	$103,353	$91,284	$286,707	$89,279	$57,322

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$16,347	$188,919	$9,426	$51,001	$6,107
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(84,995)	—	—	(6,954)
Other assets acquired	(3,723)	(373)	10,158	79,018	927
Debt assumed	12,167	52,462	—	47,641	—
Other liabilities	(2,922)	68,676	12,190	57,808	80
Deferred income tax liability	3,384	(19,564)	7,102	2,345	—
Noncontrolling interests	(5)	1,977	292	22,225	—
Equity issued for redemption of OP and Class C units	288	22,071	1,348	2,200	1,422

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

								YOY
	2016				2017			Growth
	Q2	Q3	Q4	FY	Q1	Q2	YTD	'16-'17
Income from continuing operations	$137,849	$150,446	$142,575	$554,209	$155,912	$152,272	$308,184	10%
Income from continuing operations per share	$0.40	$0.42	$0.40	$1.59	$0.44	$0.42	$0.86	5%
Discontinued operations	(148)	(118)	(167)	(922)	(53)	(23)	(76)
Gain (loss) on real estate dispositions	5,739	(144)	66,424	98,203	43,289	719	44,008
Net income	143,440	150,184	208,832	651,490	199,148	152,968	352,116
Net income attributable to noncontrolling interests	278	732	1,195	2,259	1,021	1,137	2,158
Net income attributable to common stockholders	$143,162	$149,452	$207,637	$649,231	$198,127	$151,831	$349,958	6%
Net income attributable to common stockholders per share	$0.42	$0.42	$0.58	$1.86	$0.55	$0.42	$0.98	0%

Adjustments:
Depreciation and amortization on real estate assets	220,346	206,560	230,353	891,985	215,961	222,347	438,308
Depreciation on real estate assets related to noncontrolling interests	(1,814)	(1,865)	(2,031)	(7,785)	(1,995)	(1,817)	(3,812)
Depreciation on real estate assets related to unconsolidated entities	1,220	1,113	1,432	5,754	1,187	1,458	2,645
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	—	(3,027)	—	(3,027)
(Gain) loss on real estate dispositions	(5,739)	144	(66,424)	(98,203)	(43,289)	(719)	(44,008)
Loss (gain) on real estate dispositions related to unconsolidated entities	41	—	56	(439)	23	(82)	(59)
Discontinued operations:
Loss on real estate dispositions	1	—	—	1	—	—	—
Subtotal: FFO add-backs	214,055	205,952	163,386	791,313	168,860	221,187	390,047
Subtotal: FFO add-backs per share	$0.62	$0.58	$0.46	$2.27	$0.47	$0.62	$1.09
FFO (NAREIT) attributable to common stockholders	$357,217	$355,404	$371,023	$1,440,544	$366,987	$373,018	$740,005	4%
FFO (NAREIT) attributable to common stockholders per share	$1.04	$1.00	$1.04	$4.13	$1.03	$1.04	$2.07	0%

Adjustments:
Change in fair value of financial instruments	(7)	14	134	62	23	(153)	(130)
Non-cash income tax benefit	(12,286)	(9,389)	(3,395)	(34,227)	(4,145)	(2,959)	(7,104)
Loss (gain) on extinguishment of debt, net	2,468	383	(386)	2,779	403	47	450
(Gain) loss on non-real estate dispositions related to unconsolidated entities	(585)	28	—	(557)	4	(16)	(12)
Merger-related expenses, deal costs and re-audit costs	8,550	16,965	(479)	28,290	3,129	7,036	10,165
Amortization of other intangibles	438	438	438	1,752	438	365	803
Unusual items related to unconsolidated entities	—	—	—	—	212	280	492
Non-cash impact of changes to equity plan	—	—	—	—	999	1,711	2,710
Subtotal: normalized FFO add-backs	(1,422)	8,439	(3,688)	(1,901)	1,063	6,311	7,374
Subtotal: normalized FFO add-backs per share	$(0.00)	$0.02	$(0.01)	$(0.01)	$0.00	$0.02	$0.02
Normalized FFO attributable to common stockholders	$355,795	$363,843	$367,335	$1,438,643	$368,050	$379,329	$747,379	7%
Normalized FFO attributable to common stockholders per share	$1.04	$1.03	$1.03	$4.13	$1.03	$1.06	$2.09	2%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,053)	(5,217)	(5,029)	(20,336)	(5,015)	(5,834)	(10,849)
Other non-cash amortization, including fair market value of debt	2,241	2,487	3,183	10,357	2,460	4,124	6,584
Stock-based compensation	5,008	5,848	5,073	20,958	5,702	4,984	10,686
Straight-lining of rental income, net	(5,581)	(5,960)	(6,602)	(27,988)	(5,377)	(5,778)	(11,155)
Subtotal: non-cash items included in normalized FFO	(3,385)	(2,842)	(3,375)	(17,009)	(2,230)	(2,504)	(4,734)
Capital expenditures	(25,103)	(29,991)	(44,540)	(124,621)	(24,919)	(33,148)	(58,067)
Normalized FAD attributable to common stockholders	$327,307	$331,010	$319,420	$1,297,013	$340,901	$343,677	$684,578	5%
Merger-related expenses, deal costs and re-audit costs	(8,550)	(16,965)	479	(28,290)	(3,129)	(7,036)	(10,165)
Unusual items related to unconsolidated entities	—	—	—	—	(212)	(280)	(492)
FAD attributable to common stockholders	$318,757	$314,045	$319,899	$1,268,723	$337,560	$336,361	$673,921	6%
Weighted average diluted shares	342,571	354,186	357,435	348,390	357,572	358,311	357,919

[1] Per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; and (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2017 - Guidance		2017 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$618	$637	$1.72	$1.78

Gain on Real Estate Dispositions	683	713	1.90	1.99
Other Adjustments [3]	(4)	(5)	(0.01)	(0.01)

Net Income Attributable to Common Stockholders	$1,297	$1,345	$3.61	$3.75

Depreciation and Amortization Adjustments	860	874	2.40	2.44
Gain on Real Estate Dispositions	(683)	(713)	(1.90)	(1.99)
Other Adjustments [3]	(4)	(4)	(0.01)	(0.01)

FFO (NAREIT) Attributable to Common Stockholders	$1,470	$1,502	$4.10	$4.19

Merger-Related Expenses, Deal Costs and Re-Audit Costs	13	10	0.03	0.03
Other Adjustments [3]	(4)	(12)	(0.01)	(0.03)

Normalized FFO Attributable to Common Stockholders	$1,479	$1,500	$4.12	$4.18
% Year-Over-Year Growth			0%	1%

Non-Cash Items Included in Normalized FFO	(5)	(8)
Capital Expenditures	(128)	(137)

Normalized FAD Attributable to Common Stockholders	$1,346	$1,355

Merger-Related Expense, Deal Costs and Re-Audit Costs	(13)	(10)
Other Adjustments [3]	(4)	(3)

FAD Attributable to Common Stockholders	$1,329	$1,342

Weighted Average Diluted Shares (in millions)	359	359

[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of “Other Adjustments” for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments and unrealized foreign currency gains or losses, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended June 30, 2017, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.
Income from continuing operations	$152,272
Discontinued operations	(23)
Gain on real estate dispositions	719
Net income	152,968
Net income attributable to noncontrolling interests	1,137
Net income attributable to common stockholders	151,831
Adjustments:
Interest	113,572
Loss on extinguishment of debt, net	36
Taxes (including tax amounts in general, administrative and professional fees)	(1,272)
Depreciation and amortization	224,108
Non-cash stock-based compensation expense	6,695
Merger-related expenses, deal costs and re-audit costs	6,543
Net income (loss) attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(3,144)
(Income) loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	7,685
Gain on real estate dispositions	(719)
Unrealized foreign currency gains	(297)
Change in fair value of financial instruments	(159)
Adjusted EBITDA	504,879
Pro forma adjustments for current period activity	2,186
Adjusted Pro Forma EBITDA	$507,065

Adjusted Pro Forma EBITDA annualized	$2,028,260

As of June 30, 2017:
Total debt	$11,907,997
Cash	(103,353)
Restricted cash pertaining to debt	(28,451)
Consolidated joint venture partners’ share of debt	(75,211)
Ventas share of debt from unconsolidated entities	89,578
Net debt	$11,790,560

Net debt to Adjusted Pro Forma EBITDA	5.8	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended June 30, 2017
Income from continuing operations					$152,272
Adjustments:
Interest and other income					(202)
Interest					113,572
Depreciation and amortization					224,108
General, administrative and professional fees					33,282
Loss on extinguishment of debt, net					36
Merger-related expenses and deal costs					6,043
Other					1,848
Loss from unconsolidated entities					106
Income tax benefit					(2,159)
Reported Segment NOI	$214,383	$151,618	$130,331	$32,574	528,906
Adjustments:
Normalizing adjustment for technology costs	—	1,449	—	—	1,449
NOI not included in same-store	(19,664)	(9,769)	(30,056)	—	(59,489)
Straight-lining of rental income	(1,143)	—	(4,635)	—	(5,778)
Non-cash rental income	(4,842)	—	(160)	—	(5,002)
Non-segment NOI	—	—	—	(32,574)	(32,574)
NOI impact from change in FX	—	—	—	—	—
	(25,649)	(8,320)	(34,851)	(32,574)	(101,394)
Same-Store cash NOI (Constant Currency)	$188,734	$143,298	$95,480	$—	$427,512
Percentage increase	2.0%	0.4%	2.2%		1.5%

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended June 30, 2016
Income from continuing operations					$137,849
Adjustments:
Interest and other income					(111)
Interest					103,665
Depreciation and amortization					221,961
General, administrative and professional fees					32,094
Loss on extinguishment of debt, net					2,468
Merger-related expenses and deal costs					7,224
Other					2,303
Income from unconsolidated entities					(1,418)
Income tax benefit					(11,549)
Reported Segment NOI	$211,350	$156,448	$101,638	$25,050	494,486
Adjustments:
Modification fee	2,720	—	—	—	2,720
NOI not included in same-store	(20,324)	(13,026)	(6,216)	—	(39,566)
Straight-lining of rental income	(2,833)	—	(2,836)	—	(5,669)
Non-cash rental income	(5,200)	—	817	—	(4,383)
Non-segment NOI	—	—	—	(25,050)	(25,050)
NOI impact from change in FX	(605)	(670)	—	—	(1,275)
	(26,242)	(13,696)	(8,235)	(25,050)	(73,223)
Same-Store cash NOI (Constant Currency)	$185,108	$142,752	$93,403	$—	$421,263

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2,3]
(Dollars in millions, except per share amounts)

	FY2017 - Guidance
	Tentative / Preliminary and Subject to Change
	NNN	SHOP	Office	Non-Segment	Total
High End
Income from Continuing Operations					$637
Depreciation and Amortization[4]					883
Interest Expense, G&A, Other Income & Expenses[5]					574
Reported Segment NOI	$863	$595	$524	$116	2,094
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(104)	(31)	(141)	(116)	(390)
Same-Store Cash NOI	759	567	383	—	1,707
Percentage Increase	3.5%	2.0%	2.0%	NM	2.5%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI	$759	$567	$383	$—	$1,707
Adjusted Percentage Increase	3.9%	2.0%	2.0%	NM	2.7%

Low End
Income from Continuing Operations					$618
Depreciation and Amortization[4]					869
Interest Expense, G&A, Other Income & Expenses[5]					574
Reported Segment NOI	$840	$583	$520	$116	2,061
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(89)	(30)	(140)	(116)	(374)
Same-Store Cash NOI	751	556	380	—	1,690
Percentage Increase	2.5%	0.0%	1.0%	NM	1.5%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI	$751	$556	$380	$—	$1,690
Adjusted Percentage Increase	2.9%	0.0%	1.0%	NM	1.7%

Prior Year
Income from Continuing Operations					$554
Depreciation and Amortization[4]					899
Interest Expense, G&A, Other Income & Expenses[5]					548
Reported Segment NOI	$851	$604	$444	$102	2,001
Modification Fees	3	—	—	—	3
Non-Cash and Non-Same-Store Adjustments	(120)	(49)	(68)	(102)	(339)
NOI Impact from Change in FX	(1)	1	—	—	—
Same-Store Cash NOI	733	556	376	—	1,665
Modification Fees	(3)	—	—	—	(3)

Adjusted Same-Store Cash NOI	$730	$556	$376	$—	$1,662

	2017
GBP (£) to USD ($)	1.31
USD ($) to CAD (C$)	1.27
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]

Totals may not add due to rounding. See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the three months ended June 30, 2017 for a detailed breakout of adjustments for each respective category.

[3]	Totals may not add across due to minor corporate-level adjustments.
[4]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[5]	Includes interest expense, general and administrative expenses (including stock based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.
[6]	Represents costs expensed by one operator related to implementation of new software.

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CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS